Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001par value per share, of Achieve Life Sciences, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 20, 2023

Dialectic Capital Management, LP

By:	Dialectic Partners, LLC
General Partner

/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

Dialectic Partners, LLC

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

Dialectic Life Sciences SPV LLC

By:	Dialectic LS Manager LLC
Managing Member

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

Dialectic LS Manager LLC

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

/s/ John Fichthorn
John Fichthorn